Exhibit 23.1

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated June 12, 2019 relating to the financial statements of Ross Optical Industries, Inc. for the years ended June 30, 2018 and 2017 included in the Current Report of Precision Optics Corporation, Inc. filed July 8, 2019, into the Company’s previously filed Registration Statement Nos. 333-110946, 333-128628, 333-177330, and 333-203524 on Form S-8.

Stowe & Degon LLC

July 8. 2019

Westborough, Massachusetts